TCBI Q3 2016 Earnings October 20, 2016

Certain matters discussed within or in connection with these materials may contain “forward-looking statements” as defined in federal securities laws, which are subject to risks and uncertainties and are based on Texas Capital’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this presentation. Texas Capital is under no obligation, and expressly disclaims any obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events or otherwise. 2

3 Opening Remarks & Financial Highlights Core Earnings Power Strong Balanced Growth Credit Quality • Solid Q3-2016 growth in average traditional LHI balances coming from strong Q2-2016 growth • Significant growth in average balances in MFLs consistent with seasonally strong quarter • MCA balances increasing at pace consistent with guidance • Continued strong growth in average DDAs and total deposits • Traditional LHI and MFL expansion continue to produce solid net revenue growth • Operating leverage improving with reduction in efficiency ratio consistent with guidance • MCA ramping as expected and will be a capital efficient contributor to earnings • Credit metrics remain acceptable despite continued higher provisioning and higher levels of NPAs primarily related to energy • NCOs at 24 bps in Q3-2016 or $7.4 million, with $1.8 million related to energy • High allowance coverage ratios Operating Results Net Income $42.7 million EPS $0.87 ROE CE 10.20% Total LHI $17.6 billion Total Deposits $18.1 billion

4 Energy Update • Outstanding energy loans represented 6% of total loans, or $1.1 billion, at Q3-2016 compared to $1.1 billion at Q2-2016 • E&P portfolio concentrated in long-lived production with low lifting costs, approximately 60% oil and 40% gas • TCBI’s energy loans other than reserve-based E&P are approximately 1.5% of total loans • Provision reflective of continued risk grade migration occurring in Q3-2016 ‐ Allocated reserve of $65.1 million represents 6% of energy loans ‐ $1.8 million of energy net charge-offs in Q3-2016 previously reserved; $19.8 million for YTD 2016 ‐ Reserve increased by $6.5 million after NCOs • Increase in energy non-accruals ‐ Non-accruals $150.0 million at Q3-2016 compared to $125.9 million at Q2-2016 ‐ Criticized energy loans increased to 25% of energy loans at Q3-2016 from 22% at Q2-2016 ‐ Total criticized energy loans at Q3-2016 $259.7 million, includes classified of $205.9 and all NPAs • Borrowing bases are defined by conservative advances (generally 60%-65%) of the NPV of expected future cash flows estimated using future prices as one of numerous inputs, including the effects of hedges ‐ Proven, non-producing collateral is given only minimal weighting in borrowing base determinations • TCBI has significant control over exposure to unfunded commitments ‐ Total of all unfunded commitments approximately 45% of current outstanding energy loans, percentage increased as a result of new commitments ‐ Unfunded commitments related to loans that are currently criticized are less than $10 million • Market update ‐ Very few banks competing ‐ Better structures, more hedging ‐ Covenants and advance rates more consistent with regulatory review standards

Houston Market Risk Real Estate 5 (in thousands except % data) Q3 2016 % of Total Houston Market Risk CRE Q2 2016 % of Total Houston Market Risk CRE Apartment buildings $206,407 24% $230,378 32% Commercial buildings(1) 171,914 20% 150,554 18% Shopping center/mall buildings 124,593 14% 103,094 13% Hotel/motel buildings 154,812 18% 128,728 14% Manufacturing/Industrial 109,015 12% 114,571 14% Other 109,799 13% 86,686 9% Total Houston Market Risk CRE (excluding builder finance loans) $876,540 $814,011 Percentage of total LHI 5% 5% • The above table summarizes our Houston market risk real estate portfolio, excluding loans related to our builder finance line of business • Of the September 30, 2016 total, $8.5 million were “special mention”; $159,000 “substandard” loans and no NPAs • The linked quarter increase in outstanding balances was due primarily to new fundings on previous commitments (1) Commercial buildings includes office and build-to-suit properties

8 , 7 7 6 9 , 4 9 6 5 , 9 6 3 1 2 , 1 8 2 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 Texas Regions National Businesses $ M i l l i o n s Loans Deposits 6 Update on Geographic Diversification Note: (1) Texas Regions loan balances include balances from the Energy business (2) Unemployment data through July 31, 2016 • While cities directly involved in the oil/gas industry are more exposed to the energy downturn, Texas as a whole and TCBI markets are more resilient, due to improvement in its economic diversification, corporate relocations and strong population growth • All of our national lines of business have been operating for many years, increasing our geographic diversification as each gained additional market share • National Business balances include Mortgage Finance, Builder Finance, Lender Finance, BDCF and national depository businesses • Our national LOBs include Texas clients, but Texas clients represent less than 20% of their total business Major Texas Metro Areas Unemployment Rate(2) Austin-Round Rock 3.6% DFW-Arlington 4.2% Houston metro 5.8% San Antonio 4.2% (1)

Net Interest Income & Margin 7 • Net interest income growth of 6% from Q2-2016 and 17% from Q3-2015 • Adjusted NIM net of effect of liquidity is 3.68% • Strong MFL balances continue to benefit NII with small negative to NIM • Loan fees, including syndication fees, continued at a normalized level • Total Average Liquidity Assets 17% of earning assets with yield of 51 bps; significantly reduces NIM with minor benefit NII Quarterly Change NII ($MM) NIM (%) $157.1 Q2 2016 3.18% - Increase in liquidity assets (.06) (.3) Decrease in LHI gross loan yields (.01) .4 Increase in MF loan yields .01 - Increase in free funds contribution .02 7.8 Increase in LHI & LHS balances - 1.7 Increase in day count - - Other - $166.7 Q3 2016 3.14% NIM Highlights Earning Asset & Margin Trends $15.2 $15.3 $15.6 $16.7 $17.5 $2.9 $3.5 $3.0 $3.2 $3.6 3.80% 3.78% 3.77% 3.82% 3.82% 3.12% 3.01% 3.13% 3.18% 3.14% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% $- $5.0 $10.0 $15.0 $20.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 P o r t f o l i o B a l a n c e s ( $ B ) Loans Other Earning Assets Total Loan Spread NIM

Loan Growth 8 • Broad-based growth in average traditional LHI – Growth of $315.3 million (3%) from Q2-2016 and $1.3 billion (11%) from Q3-2015 • Consistent with expectations, moderated growth with period-end balance $70.8 million higher than Q3-2016 average balance • Increase in MCA balances of $273.0 million producing 11% increase in average total MFLs from Q2-2016, and 28% increase from Q3- 2015 • Consistent with trends, average total MFLs represent 29% of average total loans at Q3-2016 compared to 31% at period end Growth Highlights Average Balance Trends ($B) Total Loan Composition ($18.3 Billion at 9/30/16) $11.3 $11.7 $11.9 $12.3 $12.6 $4.0 $3.7 $3.9 $4.6 $5.1 4.26% 4.21% 4.25% 4.35% 4.34% -5.00% -3.00% -1.00% 1.00% 3.00% 5.00% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 $22.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 P o r t f o l i o B a l a n c e s ( $ B ) LHI (excl. MFLs) Total MFLs LHI (excl. MFL) Yield

Deposit Growth 9 Average Balance Trends ($B) Funding Costs • Core funding costs – deposits and borrowed funds decreased by 1 bp compared to decrease in LHI yields of 1 bp • Continued deposit growth consistent with strategic opportunity to build deposit base ‐ Increase in linked quarter deposits, with liquidity maintained at a high level ‐ Impact on NIM consistent with objectives, and will fluctuate from quarter to quarter based on levels of liquidity assets, use of borrowed funds and related loan mix ‐ Significant increase in asset sensitivity and duration of low-cost funding over past several years Growth Highlights $8.3 $9.0 $8.9 $9.1 $9.0 $6.6 $6.8 $6.7 $7.8 $8.8 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 D e p o s i t B a l a n c e s ( $ B ) Interest-Bearing Deposits DDAs 0.17% 0.18% 0.23% 0.21% 0.20% 0.25% 0.26% 0.32% 0.30% 0.29% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Avg Cost of Deposits Total Funding Costs

Non-interest Expense 10 • 51.7% for Q3-2016 compared to 55.1% for Q2- 2016 • Q3-2016 efficiency ratio of 51.7% is not new run rate; seasonally Q3 and Q4 have more favorable ratios • Continued build out expenses with new LOB’s, as well as other critical areas supporting regulatory compliance Quarterly Change Efficiency Ratio Non-interest expense ($MM) Increase/ (Decrease) Q2 2016 $94.3 Salaries and employee benefits – related to stock price changes (0.1) Salaries and employee benefits – performance based incentives, LTI and annual incentive pool 0.2 Salaries and employee benefits – continued build out 1.1 FDIC assessment 0.3 Other professional – can vary from quarter to quarter (0.9) All other – includes occupancy, technology, marketing, MSR amortization and impairment, all with some one-time and seasonal expenses (0.1) Q3 2016 $94.8

Performance Summary - Quarterly 11 (in thousands) Q3 2016 Q2 2016 Q1 2016 Q4 2015 Q3 2015 Net interest income $ 166,739 $ 157,069 $ 144,783 $ 142,188 $ 142,048 Non-interest income 16,716 13,932 11,297 11,320 11,380 Net revenue 183,455 171,001 156,080 153,508 153,428 Provision for credit losses 22,000 16,000 30,000 14,000 13,750 Non-interest expense 94,799 94,255 86,820 87,042 81,688 Income before income taxes 66,656 60,746 39,260 52,466 57,990 Income tax expense 23,931 21,866 14,132 17,713 20,876 Net income 42,725 38,880 25,128 34,753 37,114 Preferred stock dividends 2,438 2,437 2,438 2,437 2,438 Net income available to common shareholders $ 40,287 $ 36,443 $ 22,690 $ 32,316 $ 34,676 Diluted EPS $ .87 $ .78 $ .49 $ .70 $ .75 Net interest margin 3.14% 3.18% 3.13% 3.01% 3.12% Net interest margin excl. liquidity assets 3.68% 3.68% 3.63% 3.63% 3.66% ROA .78% .77% .53% .72% .79% ROA excl. liquidity assets .87% .84% .57% .84% .91% ROE 10.20% 9.65% 6.13% 8.82% 9.69% Efficiency 51.7% 55.1% 55.6% 56.7% 53.2%

2016 Outlook 12 Business Driver 2016 Outlook v. 2015 Results Comments & Changes since July 20, 2016 Average LHI High single to low double-digit percent growth – Average LHI – Mortgage Finance Low single-digit percent growth – Loans held for sale (MCA) Greater than $300 million average outstandings – Average Deposits Low to mid-teens percent growth – Net Revenue Low to mid-teens percent growth – Net Interest Margin 3.00% to 3.20% 3.60% to 3.70%, excluding effect of liquidity assets Increased from 3.50% to 3.60%, excluding effect of liquidity assets Provision Expense Mid-$80 million level Increased from mid-$60 to mid-$70 million level NIE Low to mid-teens percent growth – Efficiency Ratio Low to mid-50’s –

Asset Quality 13 • Total credit cost of $22.0 million for Q3-2016, compared to $16.0 million in Q2-2016 and $13.8 million in Q3-2015 • NCOs $7.4 million, or 24 bps, in Q3-2016 compared to $12.0 million, or 39 bps, in Q2-2016 and 8 bps in Q3-2015 • NPL ratio at .96% and at manageable level • $1.8 million in charge-offs related to energy; energy NPAs at $150.0 million for Q3-2016 compared to $125.9 million in Q2-2016 Asset Quality Highlights Non-accrual loans Q3 2016 Commercial $ 166,333 Construction 159 Real estate 2,421 Consumer 200 Equipment leases – Total non-accrual loans 169,113 Non-accrual loans as % of LHI excluding MF 1.34% Non-accrual loans as % of total LHI .96% OREO 19,009 Total Non-accruals + OREO $ 188,122 Non-accrual loans + OREO as % of loans excluding MF + OREO 1.48% Reserve to non-accrual total LHI 1.1x 0.10% 0.07% 0.07% 0.10% 0.29% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2012 2013 2014 2015 2016 NCO / Average Traditional LHI Combined Reserves/ Trad’l LHI 1.15% 1.09% 1.06% 1.28% 1.51%

Closing Comments • Strong core earnings in Q3-2016 • Continue to proactively manage energy portfolio as well as overall credit; remain confident in underwriting standards, portfolio composition and reserve level • Change in provision guidance includes Q3-2016 and expected level in Q4-2016 • Seasonally strong mortgage finance average balances in Q3-2016 as expected, with lower quarter-end surge in balances; significantly increased participation balances • Continued ramping of MCA business in Q3-2016 and positioned to provide meaningful income contribution • Focused on future ROE improvement from existing business with efficiencies, improved non-interest income from new LOBs and targeted growth in highest return businesses 14

Q&A 15

Appendix 16

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q3 2016		Q2 2016		Q3 2015	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 26,615	3.52%	$ 27,661	3.61%	$ 33,520	3.60%
Liquidity assets	3,561,356	.51%	3,184,127	.52%	2,845,855	.25%
Loans held for sale	430,869	3.38%	157,898	3.44%	570	4.18%
LHI, mortgage finance	4,658,804	3.13%	4,412,091	3.10%	3,981,731	3.03%
LHI	12,591,561	4.34%	12,276,272	4.35%	11,302,248	4.26%
Total LHI, net of reserve	17,082,279	4.05%	16,524,047	4.06%	15,165,436	3.97%
Total earning assets	21,101,119	3.44%	19,893,733	3.49%	18,045,381	3.38%
Total assets	$21,689,559		$20,438,470		$18,526,759	
Liabilities and Stockholders' Equity						
Total interest bearing deposits	$ 8,980,744	.40%	$ 9,082,469	.40%	$ 8,329,583	.30%
Other borrowings	1,607,613	.46%	1,411,387	.42%	1,459,864	.20%
Total long-term debt	394,301	4.99%	394,211	5.03%	393,938	4.87%
Total interest bearing liabilities	10,982,658	.57%	10,888,067	.57%	10,183,385	.46%
Demand deposits	8,849,725		7,767,693		6,621,159	
Stockholders' equity	1,722,035		1,668,783		1,570,061	
Total liabilities and stockholders' equity	$21,689,559	.29%	$20,438,470	.30%	$18,526,759	.25%
Net interest margin		3.14%		3.18%		3.12%
Net interest margin excl. liquidity assets		3.68%		3.68%		3.66%
Total deposits and borrowed funds	$19,438,082	.22%	$18,261,549	.23%	$16,410,606	.17%
Loan spread		3.82%		3.82%		3.80%

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TEXAS CAPITAL BANCSHARES, INC.

Average Balance Sheet - Quarterly 18 (in thousands) QTD Average Q3/Q2 % Change YOY % ChangeQ3 2016 Q2 2016 Q3 2015 Total assets $21,689,559 $20,438,470 $18,526,759 6% 17% Loans held for sale 430,869 157,898 570 173% N/M Loans held for investment 12,591,561 12,276,272 11,302,248 3% 11% Loans held for investment, mortgage finance 4,658,804 4,412,091 3,981,731 6% 17% Total loans held for investment 17,250,365 16,688,363 15,283,979 3% 13% Liquidity assets 3,561,356 3,184,127 2,845,855 12% 25% Demand deposits 8,849,725 7,767,693 6,621,159 14% 34% Total deposits 17,830,469 16,850,162 14,950,742 6% 19% Stockholders’ equity 1,722,035 1,668,783 1,570,061 3% 10%

Period End Balance Sheet 19 (in thousands) Period End Q3/Q2 % Change YOY % ChangeQ3 2016 Q2 2016 Q3 2015 Total assets $22,216,388 $21,080,994 $18,666,705 5% 19% Loans held for sale 648,684 221,347 1,062 193% N/M Loans held for investment 12,662,394 12,502,513 11,562,828 1% 10% Loans held for investment, mortgage finance 4,961,159 5,260,027 4,312,790 (6)% 15% Total loans held for investment 17,623,553 17,762,540 15,875,618 (1)% 11% Liquidity assets 3,471,074 2,624,170 2,345,192 32% 48% Demand deposits 8,789,740 7,984,208 6,545,273 10% 34% Total deposits 18,145,123 16,703,565 15,165,345 9% 20% Stockholders’ equity 1,725,782 1,684,735 1,590,051 2% 9%